Exhibit 4.2

[FORM OF SERIES A NOTE]

KILROY REALTY, L.P.

5.72% SERIES A GUARANTEED SENIOR NOTE DUE 2010

No. A-[ ]	[Date]
$[ ]	PPN 49427R A* 3

FOR VALUE RECEIVED, the undersigned, KILROY REALTY, L.P. (herein called the “Company”), a limited partnership organized and existing under the laws of the State of Delaware, hereby promises to pay to [                    ], or registered assigns, the principal sum of [            ] DOLLARS (or so much thereof as shall not have been prepaid) on August 4, 2010, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 5.72% per annum from the date hereof, payable semiannually, on the 4th day of February and August in each year, commencing with the February 4 or August 4 next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note and Guarantee Agreement referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 7.72% or (ii) 2.0% over the rate of interest publicly announced by JPMorgan Chase Bank from time to time in New York, New York as its “base” or “prime” rate.

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of JPMorgan Chase Bank in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note and Guarantee Agreement referred to below.

This Note is one of a series of Guaranteed Senior Notes (herein called the “Notes”) issued pursuant to the Note and Guarantee Agreement dated as of August 4, 2004 (as from time to time amended, the “Note and Guarantee Agreement”), between the Company, Kilroy Realty Corporation (the “Guarantor”) and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 21 of the Note and Guarantee Agreement and (ii) to have made the representation set forth in Section 6 of the Note and Guarantee Agreement.

Payment of the principal of, and Make-Whole Amount, if any, and interest on this Note has been guaranteed by the Guarantor in accordance with the terms of the Note and Guarantee Agreement.

This Note is a registered Note and, as provided in the Note and Guarantee Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

This Note is subject to prepayment at the times and on the terms specified in the Note and Guarantee Agreement, but not otherwise.

If an Event of Default, as defined in the Note and Guarantee Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note and Guarantee Agreement.

This Note shall be construed and enforced in accordance with the laws of the State of New York.

KILROY REALTY, L.P. a Delaware limited partnership

By:	Kilroy Realty Corporation, a Maryland corporation, its general partner

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2

FORM OF NOTATION OF GUARANTEE

For value received, the undersigned has unconditionally and irrevocably guaranteed, to the extent set forth in, and subject to the provisions of, the Note and Guarantee Agreement dated as of August 4, 2004 between the undersigned, Kilroy Realty, L.P. and the respective purchasers named therein, to the holder of the foregoing Note the due and punctual payment of the principal of, Make-Whole Amount, if any, and interest on said Note, as more fully described in such Note and Guarantee Agreement.

KILROY REALTY CORPORATION

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